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                     REVOCABLE PROXY OF GRANT NATIONAL BANK

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                         SPECIAL MEETING OF SHAREHOLDERS

                                 JULY 15, 1998

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        The undersigned hereby appoints Gerry Ramon and Donald K. Swartz and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, $25.00 par value, of Grant National Bank held of record by the undersigned on June 3, 1998, at the Special Meeting of Shareholders to be held at the Bank's main office, 261 Basin SW, Ephrata, Washington, on Wednesday, July 15, 1998, AT 6:00 P.M., local time, and at any and all adjournments of such Meeting, as follows:


1.      A proposal to approve the consolidation of Grant
        National Bank and InterWest Bancorp, Inc., pursuant to the Agreement and Plan of Consolidation dated as of March 24, 1998.

                    FOR           AGAINST        ABSTAIN
                    [ ]             [ ]            [ ]

2. Whatever other business may properly be brought before the Special Meeting or any adjournment.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.
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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of Grant National Bank at or prior to the Special Meeting of your decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.


        The undersigned acknowledges receipt from Grant National Bank prior to the execution of this proxy of Notice of the Meeting and the Prospectus/Proxy Statement dated June 15, 1998.



                             (Sign on reverse side)



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                             NAME OF SHAREHOLDER(S)
                      (As it appears on Stock Certificate)




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SIGNATURE OF SHAREHOLDER                           SIGNATURE OF SHAREHOLDER


                        Dated: ___________________, 1998



                                 *  *  *  *  *


        Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.



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         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                       ENCLOSED, POSTAGE-PREPAID ENVELOPE.
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